UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2005

REDWOOD TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Signatures	Entry Into A Material Definitive Agreement

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 6, 2005, the Board of Directors of Redwood Trust, Inc. (the “Company”) approved 2004 bonuses for executive officers, 2004 long term compensation awards for executive officers, and a 2005 salary and bonus plan for executive officers, all as recommended and approved by the Board’s Compensation Committee (the “Committee”).

2004 Bonuses

Bonus payments for 2004 will be made in the first quarter of 2005. An executive officer’s total bonus equals his individual performance incentive award plus a company performance incentive award.

A portion of the company performance award will be paid in cash and the remainder will be paid in the form of deferred stock units awarded under the Redwood Trust, Inc. Executive Deferred Compensation Plan. These deferred stock units are fully vested at the award date. Unless an adjustment is made because final 2004 results produce an Adjusted Return on Equity (ROE) of less than 17%, the number of deferred stock units awarded equals the dollar amounts shown in the table below divided by the closing stock price of the Company’s common stock on the business day prior to the payment of cash bonus awards (rounded to the nearest whole share). Adjusted ROE equals adjusted income (GAAP income excluding variable stock option expense and adjusted for any other adjustments approved by the Committee) divided by adjusted core equity (average core equity, which equals GAAP equity excluding mark-to-market adjustments — plus or minus any other adjustments approved by the Committee).

For the adjusted income calculation for the company performance formula, in addition to excluding variable stock option expense, the Committee also approved a one-time adjustment to income for the purposes of calculation of 2004 bonuses. In the third quarter of 2004, the Company reported GAAP income of $4.8 million as a one-time adjustment to income from prior periods. This prior period income is excluded from the adjusted income used in the company performance formula for the purpose of determining bonus awards, for 2004. For 2004, there are no adjustments to average core equity.

The Company’s external auditors will, prior to the payment of bonuses, review Adjusted ROE (including the special 2004 adjustment to income described above) based on final 2004 financial results. If Adjusted ROE is less than 17%, the Company’s chief financial officer will recalculate bonus amounts based on the company performance formula, and these recalculated amounts will be verified by the Company’s external auditors prior to payment of these bonuses.

The deferred stock units will be distributed to the officer as stock (or equivalent value as may be eligible under the plan) on the earlier of termination (or certain other distribution events detailed in the plan) or the initial distribution date of May 1, 2008. Deferred stock units may be held later than the initial distribution date if the officer makes a valid additional deferral election.

Dividend equivalents for dividends with a record date later than the award date will be distributed (in the form declared) to the executive officer at the time of payment of dividends to stockholders, unless a valid election has been made by that officer to defer these dividend equivalents. Any dividend equivalents retained in the deferred compensation plan can be invested in additional stock units, in the investment accrual portion of the plan, or in other eligible portions of the plan that may be set up in the future.

The table below reflects the bonuses awarded for 2004 to the Company’s executive officers (subject to adjustment as described above):

Name	Cash Portion	Deferred Portion
George E. Bull, III	$1,155,469	$203,906
Douglas B. Hansen	$1,155,469	$203,906
Brett D. Nicholas	$520,625	$91,875
Andrew I. Sirkis	$390,469	$68,906
Harold F. Zagunis	$378,984	$68,906
Loren Picard	$262,500	$46,875

2004 Long Term Compensation Awards

Options awarded to executive officers are non-qualified stock options that have a ten-year term and an exercise price of $58.23 per share. The options vest 25% on January 1, 2006, and the remaining options vest in equal 6.25% installments on the first day of each quarter for the subsequent twelve quarters. These stock options have accrued dividend equivalent rights (“DERs”) associated with them. DERs commence with the dividend payable for the record date of December 31, 2004, and will continue for all dividends with a record date on or earlier than the date of the exercise of the option or December 1, 2014 (whichever is earlier). DER payments are performance-based, as they depend directly on the future performance of the Company. The accrued DERs on these options can be settled without the exercise of the underlying options, for a value (in shares of stock) as if the entire option had been exercised.

The Board of Directors also approved the grant of deferred stock units. Dividend equivalents for dividends with a record date later than December 1, 2004 are paid on these stock units. Dividend equivalents are distributed to the executive officer at the time of payment of dividends to stockholders, unless a valid election has been made by that officer to defer dividend equivalents. Any cash dividends retained in the deferred compensation plan can be invested in additional stock units, in the investment accrual portion of the plan, or other eligible portions of the plan that may be set up in the future.

The deferred stock units vest 25% on January 1, 2006; an additional 6.25% of the deferred stock units vest on the first day of each subsequent quarter, with all deferred stock units vested by the initial distribution date of May 1, 2009. Deferred stock units will be distributed from the plan as described above.

The table below reflects the long term compensation awards for 2004 approved for the Company’s executive officers:

Name	Options	Deferred Stock Units
George E. Bull, III	31,496	15,748
Douglas B. Hansen	31,496	15,748
Brett D. Nicholas	18,891	9,445
Andrew I. Sirkis	12,021	6,011
Harold F. Zagunis	12,021	6,011
Loren Picard	8,587	4,293

2005 Salary and Bonus Plan

Under the 2005 Salary and Bonus Plan, salaries for Messrs. Bull and Hansen increased from $435,000 to $500,000. Salaries for Messrs. Nicholas, Sirkis and Zagunis increased from $245,000 to $267,000. Mr. Picard’s salary increased from $200,000 to $230,000.

Each executive officer has a target bonus for 2005, expressed as a percentage of salary. There are two portions of the target bonus: 25% of the target bonus is based on subjective factors (primarily individual performance) and 75% of the target bonus is based on the company performance formula. The award of an individual performance bonus is capped at 100% of the target amount for that portion of the bonus. The award is determined by the Committee, based on subjective factors at the time of the award, including individual performance factors and performance relative to the goals adopted by the Committee. The award of a company performance bonus is capped at 366.67% of the target amount for that portion of the bonus. The award is based on the company performance formula, which is driven by Adjusted ROE. Adjusted ROE equals adjusted income (GAAP income excluding variable stock option expense and adjusted for any adjustments the Committee may choose to make) divided by adjusted core equity (average core equity — which equals GAAP equity less mark-to-market adjustments – plus or minus any adjustments the Committee may choose to make).

There will be no company performance award when Adjusted ROE is less than 7%. The company performance award is 100% of target when Adjusted ROE is 11%. The cap of 366.67% of target is reached when Adjusted ROE reaches 17%. Bonus values for Adjusted ROE results between 7% and 17% are determined by linear interpolation between these three points. If Adjusted ROE exceeds 11%, a portion of the company performance award will be deferred into the Redwood Trust, Inc. Executive Deferred Compensation Plan in the form of deferred stock units. These deferred stock units are fully vested on the award date. Dividend equivalents are distributed from the plan on these units, unless the officer makes a valid deferral election for the dividend equivalents. The cash portion of the company performance bonus will be as follows, with linear interpolation between these points: no award at Adjusted ROE of 7%, 100% of target at Adjusted ROE of 11%, 250% of target at Adjusted ROE of 27.5%, and a maximum of 250% for Adjusted ROE over 27.5%.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 12, 2005	REDWOOD TRUST, INC.
	By:	/s/ Harold F. Zagunis
Harold F. Zagunis
Vice President, Chief Financial Officer, and Secretary